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                                                                  Exhibit 3.1(x)

                                                                         (STAMP)

                            CERTIFICATE OF AMENDMENT
                                       TO
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                      LAKE LOUISE COVES LIMITED PARTNERSHIP

     1. The name of the partnership is Lake Louise Coves Limited Partnership (the "Partnership").

     2. The Certificate of Limited Partnership of the Partnership was filed on March 30, 1998.

     3. The Certificate of Limited Partnership is amended to change the name of the Partnership to Isleworth West Limited Partnership.

     4. This Certificate of Amendment shall be effective upon the date of filing with the Secretary of State of Florida.

     IN WITNESS WHEREOF, this Certificate of Amendment has been executed by the General Partner of the Partnership this 6th day of May, 1998.

                                        Ashton Woods Florida, L.L.C., as General
                                        Partner


                                        By: /s/ Bruce Freeman
                                            ------------------------------------
                                            Bruce Freeman, Manager